Exhibit 99.1

AXSYS TECHNOLOGIES ANNOUNCES THIRD QUARTER RESULTS
AND ISSUES GUIDANCE FOR 2007

Company Expects 2006 Earnings at High End of Guidance Range

ROCKY HILL, CT – October 25, 2006 – Axsys Technologies, Inc. (NASDAQ:AXYS), a global leader in the design, manufacture and distribution of precision optical solutions, today announced financial results for the third quarter ended September 30, 2006.

Third Quarter Financial Highlights – versus fiscal 2005 third quarter:

•                  Sales increased 12% to a record $39.8 million.

•                  Gross margin was comparable at 31%.

•                  Operating income grew 8% to $4.3 million.

•                  Net income increased 63% to $2.7 million.

•                  Diluted earnings per share increased to $0.25 from $0.22.

•                  Total backlog of firm orders at the end of the third quarter was $115.2 million.

Third quarter revenue growth was driven primarily by strong demand for thermal imaging cameras and lenses. The operating income comparison was adversely affected by a $348,000 pre-tax expense for stock-based compensation, pursuant to FAS 123R accounting policies that the Company adopted on January 1, 2006. Adjusting for the effect of FAS 123R, the operating income growth would have been 17%.

The year-over-year net income comparison was affected by a net pre-tax interest expense of $849,000 and a $480,000 loss on extinguishment of debt in the third quarter of 2005. The diluted earnings per share comparison was further affected by a 43% increase in the weighted-average diluted shares outstanding as a result of the Company’s September 2005 equity offering.

Segment Sales

(Millions)

	Three Months Ended:		Nine Months Ended:
	Sept 30, 2006	Oct 1, 2005	Sept 30, 2006	Oct 1, 2005
Optical Systems Group	$33.6	$29.3	$96.2	$78.8
Distributed Products Group	6.1	6.2	19.6	18.8

“I am pleased to report another robust quarter,” said Stephen W. Bershad, Chairman and Chief Executive Officer.  “Our Optical Systems Group continued to perform particularly well with 15% growth in revenue and 19% growth in income before taxes, relative to the third quarter of last year. We are clearly establishing a reputation as a major supplier of military-grade electro-optical systems.”

2006 and 2007 Earnings Guidance

Axsys announced that revenues and earnings per diluted share for the 2006 calendar year are expected be at the high end of the guidance ranges previously provided, which were $151 to $155 million, and $0.91 to $0.95 per share, respectively.

The Company also provided guidance for 2007. “We have made a great deal of progress in 2006,” continued Mr. Bershad. “We consolidated our IR Systems business, introduced new products and penetrated new markets. These successes, in addition to the encouraging opportunities that we now see before us, lead us to expect another year of solid growth. Consequently, we are establishing our 2007 revenue growth guidance between 8% and 10%, with earnings per diluted share growth between 13% and 15%.”

Conference Call

Management will conduct a conference call reviewing the financial results on Thursday, October 26, 2006 at 10:00 am ET. Shareholders, institutional investors and equity research analysts are invited to participate in the call by dialing 866-356-4279 (conference passcode 21742510).

The conference call will be webcast live via the Investor Relations section of the Company’s web site at www.axsys.com. A replay of the webcast will be available shortly after the conclusion of the call for a period of approximately 90 days.

About Axsys

Axsys Technologies, Inc. is a vertically integrated OEM supplier of precision optical solutions for high technology applications, serving the aerospace, defense, and high performance commercial markets.  For more information, visit www.axsys.com.

Contacts

David A. Almeida	Geoffrey Ling
Chief Financial Officer	Director of Investor Relations
(860) 257-0200	(860) 594-5773
Invest@axsys.com

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,”  “will,” “estimate” or other similar expressions.  Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially.  Important factors, which could cause actual results to differ materially, are described in Axsys’ reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission, including without limitation: changes in the U.S. federal government spending priorities; the Company’s ability to compete in the industries in which it operates, including the introduction of competing products or technologies by other companies and/or pricing pressures from competitors and/or customers; the potential for the Company’s backlog to be reduced or cancelled; the Company’s ability to implement its acquisition strategy and integrate its acquired companies successfully; the Company’s ability to manage costs under the Company’s fixed-price contracts effectively; and changes in general economic and business conditions.  These statements reflect the Company’s current beliefs and are based upon information currently available to Axsys.   Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time, and we specifically disclaim any obligation to update these statements.  For more information concerning the foregoing risks and uncertainties, see the Securities and Exchange Commission filings for Axsys.

AXSYS TECHNOLOGIES, INC.

Consolidated Statements of Operations

(Dollars in thousands, except per share data - Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005

Sales	$39,775	$35,571	$115,738	$97,603
Cost of sales	27,302	24,369	79,290	67,611
Gross profit	12,473	11,202	36,448	29,992

Selling, general and administrative expenses	6,918	6,254	20,860	17,300
Research, development and engineering expenses	1,261	975	3,380	2,763
Operating income	4,294	3,973	12,208	9,929

Interest expense	(10)	(889)	(72)	(1,662)
Interest income	71	40	222	116
Loss on extinguishments of debt	—	(480)	—	(480)
Other (expense) income, net	(14)	(4)	11	32

Income from continuing operations before income taxes	4,341	2,640	12,369	7,935
Provision for income taxes	1,647	990	4,692	2,976
Income from continuing operations	2,694	1,650	7,677	4,959
Gain (loss) from discontinued operations, net of tax	—	—	20	(150)
Net income	$2,694	$1,650	$7,697	$4,809

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.25	$0.23	$0.72	$0.69
Discontinued operations	—	—	—	(0.02)
Total	$0.25	$0.23	$0.72	$0.67
Weighted-average basic common shares outstanding	10,630,136	7,269,843	10,625,153	7,142,273
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.25	$0.22	$0.71	$0.66
Discontinued operations	—	—	—	(0.02)
Total	$0.25	$0.22	$0.71	$0.64
Weighted-average diluted common shares outstanding	10,883,385	7,632,385	10,877,734	7,506,357

AXSYS TECHNOLOGIES, INC.

Consolidated Balance Sheets

(Dollars in thousands)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,747	$7,079
Accounts receivable – net	18,904	18,821
Inventories – net	43,352	37,866
Income taxes – deferred	3,230	3,256
Other current assets	1,147	1,182
TOTAL CURRENT ASSETS	72,380	68,204
PROPERTY, PLANT AND EQUIPMENT – net	21,207	15,351
INTANGIBLE ASSETS – net	9,712	10,461
GOODWILL	61,048	61,048
OTHER ASSETS	1,052	1,144
TOTAL ASSETS	$165,399	$156,208

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$8,341	$8,019
Accrued expenses and other current liabilities	16,038	16,835
Deferred income	7,401	7,044
TOTAL CURRENT LIABILITIES	31,780	31,898
OTHER LONG-TERM LIABILITIES	5,350	4,769

SHAREHOLDERS’ EQUITY:
Common stock	106	106
Capital in excess of par	98,815	97,875
Accumulated other comprehensive income	—	3
Retained earnings	29,409	21,712
Treasury stock	(61)	(155)
TOTAL SHAREHOLDERS’ EQUITY	128,269	119,541

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$165,399	$156,208

AXSYS TECHNOLOGIES, INC.

Reconciliation of Pro Forma Operating Income Growth

(Dollars in thousands)

Operating income in the three month period ended September 30, 2006	$4,294
Plus stock-based compensation expense incurred in the three month period ended Sept 30, 2006	$348
Operating income in the three month period ended September 30, 2006 excluding stock-based compensation expense	$4,642

Operating income in the three month period ended October 1, 2005	$3,973

Increase in operating income excluding stock-based compensation	17%

Management presents pro forma operating income because it believes that this financial measure facilitates comparisons between periods because the Company did not recognize stock-based compensation in the 2005 period, whereas stock-based compensation expense was recognized in the 2006 period as a result of the Company’s implementation of FAS123 accounting policies on January 1, 2006.